Exhibit 99.1

For Immediate Release:

CONTACT:

Bob Husted	Nancy Hamilton
Investor Relations Manager	Chief Financial Officer
(303) 440-5330 ext. 350	(303) 440-5330 ext. 524
bhusted@spectralink.com	nhamilton@spectralink.com

SpectraLink Grows Quarterly Earnings by 49% Year-over-Year

BOULDER, Colo. — October 23, 2003 — SpectraLink Corporation (Nasdaq: SLNK) today reported earnings for the third quarter of 2003 of $2.3 million, or $0.12 per diluted share, representing a 49% increase in earnings over the same period a year ago. In addition, quarterly revenue of $18.3 million grew by 20% over the same period last year, and was the second highest quarterly sales in our history. In 2002, third quarter net income was $1.5 million, or $0.08 per diluted share, on revenue of $15.3 million.

For the nine months ended September 30, 2003, earnings per diluted share were $0.30 on net income of $5.6 million with revenue of $51.5 million. For the same period a year ago, earnings per diluted share were $0.19 on net income of $3.7 million with revenue of $44.4 million.

“I am very pleased that our strong financial performance continued again this quarter,” said John Elms, SpectraLink’s new president and CEO. “This performance results from aggressively implementing a strategy to put our new products, as well as our established products, in markets throughout North America and the world. I am also gratified to see us extend our string of successive quarters of positive net income and cash from operations.”

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Webcast Information

SpectraLink will hold an audio webcast to discuss third quarter 2003 earnings results, today, October 23, at 4:30 p.m. Eastern Time. You can access the webcast and replay at www.spectralink.com.

About SpectraLink

SpectraLink Corporation’s (Nasdaq: SLNK) Wireless Telephones are changing the way companies communicate in the workplace. In businesses large and small, SpectraLink’s Wireless Telephones are designed to free workers from desks and workstations, increasing productivity, efficiency and employee satisfaction. SpectraLink, headquartered in Boulder, Colo., has more installed systems, and more experience and application knowledge than any other provider. SpectraLink distributes its products through industry-leading service, equipment, and application providers, cultivating a vast customer base. For more information, call 1-800-676-5465 or visit www.spectralink.com.

Safe Harbor Provision

Portions of this release contain forward-looking statements regarding future events based on current expectations. These forward-looking statements and other statements, such as statements regarding the future financial performance of SpectraLink, are subject to risks and uncertainties. SpectraLink Corporation wishes to caution you that there are some factors that could cause actual results to differ materially from the results indicated by such statements. These factors include, but are not limited to: the ability of SpectraLink to develop and introduce new products and the impact on demand for existing products; the inability to close several large orders in the sales pipeline; continued weakness or further deterioration in the general economic conditions that may reduce demand for, or delay orders for, SpectraLink’s products; adverse changes in economic and business conditions affecting SpectraLink’s customers; the failure of the market for on-premises wireless telephone systems to grow or to grow as quickly as SpectraLink anticipates; the intensely competitive nature of the wireless communications industry, and a customer preference to buy all telephone communications systems from a single source provider that manufactures and sells PBX or key/hybrid systems; SpectraLink’s and its resellers’ ability to develop and execute effective marketing and sales strategies; SpectraLink’s reliance on sole or limited sources of supply for many components and equipment used in its manufacturing process; the risk of business interruption arising from SpectraLink’s dependence on a single manufacturing facility; customer concerns over security issues in the 802.11 technology; SpectraLink’s ability to manage potential expansion of operations in the U.S. and internationally; SpectraLink’s ability to respond to rapid technological changes within the on-premises wireless telephone industry; SpectraLink’s ability to attract and retain personnel, including key technical and management personnel; changes in rules and regulations of the FCC; SpectraLink’s ability to protect its intellectual property rights; and SpectraLink’s reliance on its 802.11 technology partners to continue to provide the wireless local area network for SpectraLink’s NetLink product, and to provide access points which support SpectraLink Voice Priority. Prospective investors are cautioned not to place undue reliance on such forward-looking statements. Further, SpectraLink undertakes no obligation to update or revise any forward-looking statements contained herein in order to reflect events or circumstances that may arise after the date of this press release. We refer you to the documents SpectraLink files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2002, the section titled Forward-Looking Statement Factors in our Form 10-Q for quarterly period ended June 30, 2003, and other reports and filings made with the Securities and Exchange Commission.

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All trademarks, trade names, registered trademarks, or registered trade names are property of their respective holders. For more information, visit the SpectraLink website at www.spectralink.com.

Three pages of tables attached

SPECTRALINK CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
ASSETS

	September 30,	December 31,

	2003	2002

CURRENT ASSETS:
Cash and cash equivalents	$50,002	$44,211
Trade accounts receivable, net of allowance of $341 and $311, respectively	13,234	11,143
Income taxes receivable	1,192	105
Inventory, net of allowance of $627 and $651, respectively	7,473	7,449
Other	1,941	1,773

Total current assets	73,842	64,681
PROPERTY AND EQUIPMENT, at cost:
Furniture and fixtures	2,288	1,632
Equipment	8,862	7,240
Leasehold improvements	977	865

	12,127	9,737
Less — accumulated depreciation	(8,086)	(7,224)

Net property and equipment	4,041	2,513
OTHER	502	397

TOTAL ASSETS	$78,385	$67,591

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,487	$1,023
Income taxes payable	—	—
Accrued payroll, commissions and employee benefits	2,617	2,069
Accrued sales, use and property taxes	640	512
Accrued warranty expenses	411	274
Other accrued expenses and liabilities	2,265	1,564
Deferred revenue	6,258	5,281

Total current liabilities	13,678	10,723
LONG-TERM LIABILITIES	266	178

TOTAL LIABILITIES	13,944	10,901

STOCKHOLDERS’ EQUITY:
Preferred stock, 5,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value, 50,000 shares authorized, 22,697 and 22,130 shares issued, respectively, and 18,768 and 18,648 shares outstanding, respectively	226	221
Additional paid-in capital	69,564	63,763
Retained earnings	24,045	18,412
Treasury stock, 3,929 shares and 3,482 shares, respectively, at cost	(29,394)	(25,706)

TOTAL STOCKHOLDERS’ EQUITY	64,441	56,690

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$78,385	$67,591

SPECTRALINK CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

NET SALES	$18,343	$15,317	$51,547	$44,415
COST OF SALES	6,047	5,366	16,837	15,616

Gross Profit	12,296	9,951	34,710	28,799
OPERATING EXPENSES:
Research and Development	1,908	1,622	5,912	4,764
Marketing and Selling	5,775	5,098	16,879	15,586
General and Administrative	1,009	917	3,066	2,874

Total Operating Expenses	8,692	7,637	25,857	23,224

INCOME FROM OPERATIONS	3,604	2,314	8,853	5,575
INVESTMENT INCOME AND OTHER	67	143	232	438

INCOME BEFORE INCOME TAXES	3,671	2,457	9,085	6,013
INCOME TAX EXPENSE	1,395	934	3,452	2,285

NET INCOME	$2,276	$1,523	$5,633	$3,728

BASIC EARNINGS PER SHARE	$0.12	$0.08	$0.30	$0.20

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	18,530	18,910	18,490	19,050

DILUTED EARNINGS PER SHARE	$0.12	$0.08	$0.30	$0.19

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	19,500	19,110	19,020	19,340

SPECTRALINK CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended

	September 30,

	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,633	$3,728
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	862	826
Income tax benefit from the exercise of stock options	1,374	184
Provision for bad debts	34	209
Provision for excess and obsolete inventory	474	163
Amortization of premium on investments in marketable securities	—	4
Changes in assets and liabilities —
(Increase) decrease in trade accounts receivable	(2,125)	1,952
(Increase) decrease in inventory	(498)	(208)
(Increase) decrease in other assets and income taxes receivable	(1,360)	1,755
Increase (decrease) in accounts payable	464	11
Increase in accrued liabilities, income taxes payable and deferred revenue	2,462	1,363

Net cash provided by operating activities	7,320	9,987

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,262)	(673)
Maturity of investments in marketable securities	—	1,000

Net cash (used in) provided by investing activities	(2,262)	327

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments under long-term obligation	(11)	—
Proceeds from exercises of common stock options	4,135	920
Proceeds from issuances of common stock	297	311
Purchases of treasury stock	(3,688)	(6,619)

Net cash provided by (used in) financing activities	733	(5,388)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	5,791	4,926
CASH AND CASH EQUIVALENTS, beginning of period	44,211	37,242

CASH AND CASH EQUIVALENTS, end of period	$50,002	$42,168

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$3,171	$113

SUPPLEMENTAL DISCLOSURE OF NON CASH INVESTING AND FINANCING ACTIVITIES:
Assets acquired under long-term obligation	$128	$—